Exhibit 99.1

Sirona Reports Fiscal 2012 Third Quarter Results

•	Third quarter revenues of $242.0 million, down 1.1% compared to prior year, but up 7.0% constant currency.

•	Third quarter operating income, excluding amortization* of $11.9 million, totaled $57.8 million, compared to $60.4 million in the prior year.

•

Management now anticipates FY12 constant currency revenue growth to be in the range of 8% to 10% (previously at the upper-end of 6% to 8%). OI plus amortization now expected to be in the range of $228 to $232 million (previously $227 to $234 million).

Long Island City, New York, August 3, 2012 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended June 30, 2012.

Third Quarter Fiscal 2012 vs. Third Quarter Fiscal 2011 Financial Results

Revenue was $242.0 million, a decrease of $2.7 million or down 1.1% (but up 7.0% on a constant currency basis). The Company’s business segments grew as follows: CAD/CAM Systems increased 2.7% (up 9.5% on a constant currency basis), Treatment Centers increased 1.3% (up 13.3% on a constant currency basis), Imaging Systems decreased 3.4% (up 2.8% on a constant currency basis), and Instruments decreased 10.0% (up 0.6% on a constant currency basis).

Revenue in the United States increased 7.7%, while revenues outside the United States decreased 4.6% (up 6.6% constant currency), with particularly robust performance in the Asia-Pacific region.

Gross profit was $128.4 million, up $1.6 million. Gross profit margin was 53.1% in the third quarter of Fiscal 2012, compared to 51.8% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower amortization.

Third quarter 2012 operating income excluding amortization expense was $57.8 million (operating income of $45.9 million plus amortization expense of $11.9 million, compared to $60.4 million (operating income of $46.4 million plus amortization expense of $14.1 million) in the third quarter of 2011.

Net income for the third quarter of 2012 was $30.3 million, or $0.53 per diluted share, versus $36.3 million, or $0.63 per diluted share in the prior year period. Non-GAAP earnings per diluted share for the third quarter of 2012 was $0.80 compared to $0.78 in the prior year quarter.

*	Operating income plus amortization and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

At June 30, 2012, the Company had cash and cash equivalents of $104.6 million and total debt of $79.0 million, resulting in net cash of $25.6 million. This compares to net debt of $22.5 million at September 30, 2011.

Jost Fischer, Chairman and CEO of Sirona commented: “I am very pleased to report solid results for the third quarter of fiscal 2012. Our 7.0% constant currency revenue growth was particularly noteworthy compared to a record setting third quarter of fiscal 2011. Last year we grew 24.0% constant currency in the third quarter, benefitting from the International Dental Show and numerous product launches.”

Mr. Fischer continued: “Treatment Centers and CAD/CAM led our growth, up 13.3% and 9.5% respectively on a constant currency basis. Revenue growth was particularly strong in non-European international markets, led again by Asia-Pacific. The U.S. continues to improve for us, up a robust 7.7%. These results validate our strategy to invest in our global sales and service infrastructure with innovation as our top priority. We expect our momentum to continue into the fourth quarter as reflected in our increased revenue guidance.”

Fiscal 2012 Guidance

Management now anticipates fiscal year 2012 constant currency revenue growth to be in the range of 8% to 10% (previously at the upper-end of the announced guidance range of 6% to 8%). Operating income plus amortization is now expected to be in the range of $228 to $232 million (previously $227 to $234 million).

First Nine Months Fiscal 2012 vs. First Nine Months Fiscal 2011 Financial Results

Revenue was $732.0 million, an increase of $36.9 million or up 5.3% (up 9.3% on a constant currency basis). The Company’s business segments grew as follows: Imaging Systems increased 7.6% (up 10.7% on a constant currency basis), Treatment Centers increased 5.3% (up 11.1% on a constant currency basis), CAD/CAM Systems increased 4.8% (up 8.2% on a constant currency basis), and Instruments decreased 0.1% (up 5.4% on a constant currency basis).

Revenue in the United States increased 4.9%, while revenues outside the United States increased 5.5% (up 11.2% constant currency), with particularly robust performance in the Asia-Pacific region.

Gross profit was $391.9 million, up $18.9 million. Gross profit margin was 53.5% in the first nine months of Fiscal 2012, compared to 53.7% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower amortization.

For the first nine months of Fiscal 2012 operating income excluding amortization expense was $176.6 million (operating income of $140.3 million plus amortization expense of $36.2 million), compared to $177.0 million (operating income of $135.9 million plus amortization expense of $41.1 million) in the first nine months of Fiscal 2011.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on August 3, 2012. The teleconference can be accessed by calling +1 866.783.2144 (domestic) or +1 857.350.1603 (international) using passcode # 71442427. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through August 10, 2012 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 48436638. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1 718 482 2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2012	2011	2012	2011
	$’000s (except per share amounts)		$’000s (except per share amounts)

Revenue	$242,007	$244,686	$731,987	$695,069
Cost of sales	113,567	117,854	340,115	322,134

Gross profit	128,440	126,832	391,872	372,935

Selling, general and administrative expense	72,434	68,540	218,747	202,444
Research and development	13,092	14,390	40,016	42,045
Provision for doubtful accounts and notes receivable	(504)	13	263	34
Net other operating income	(2,500)	(2,500)	(7,500)	(7,500)

Operating income	45,918	46,389	140,346	135,912

Loss/(gain) on foreign currency transactions, net	2,675	(3,435)	6,255	(8,532)
Loss on derivative instruments	2,686	1,081	186	1,162
Interest expense, net	866	984	2,783	2,863
Other expense/(income)	(218)	383	272	(140)

Income before taxes	39,909	47,376	130,850	140,559
Income tax provision	9,180	10,423	30,096	30,923

Net income	30,729	36,953	100,754	109,636
Less: Net income attributable to noncontrolling interests	431	622	1,658	1,601

Net income attributable to Sirona Dental Systems, Inc.	$30,298	$36,331	$99,096	$108,035

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.55	$0.65	$1.78	$1.94
- Diluted	$0.53	$0.63	$1.74	$1.89
Weighted average shares - basic	55,507,312	55,992,911	55,721,869	55,619,151
Weighted average shares - diluted	56,717,943	57,577,513	56,939,621	57,246,485

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2012	September 30, 2011
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$104,600	$345,859
Accounts receivable, net of allowance for doubtful accounts of $1,575 and $1,868, respectively	117,491	97,853
Inventories, net	89,451	93,028
Deferred tax assets	24,501	25,014
Prepaid expenses and other current assets	11,772	15,477
Income tax receivable	2,953	4,193

Total current assets	350,768	581,424

Property, plant and equipment, net of accumulated depreciation and amortization of $122,694 and $111,832, respectively	130,048	131,044
Goodwill	617,518	653,799
Investments	2,507	2,453
Restricted cash	—	655
Intangible assets, net of accumulated amortization of $425,707 and $412,428, respectively	295,130	346,442
Other non-current assets	9,141	2,884
Deferred tax assets	8,357	7,427

Total assets	$1,413,469	$1,726,128

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$40,262	$48,697
Short-term debt and current portion of long-term debt	4,017	368,403
Income taxes payable	11,932	6,811
Deferred tax liabilities	250	1,108
Accrued liabilities and deferred income	94,592	110,207

Total current liabilities	151,053	535,226

Long-term debt	75,000	—
Deferred tax liabilities	122,218	138,327
Other non-current liabilities	18,613	16,978
Pension related provisions	46,372	49,677
Deferred income	42,500	50,000

Total liabilities	455,756	790,208

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized;

56,478,084 shares issued and 55,270,838 shares outstanding at Jun. 30, 2012;
56,292,420 shares issued and 55,815,323 shares outstanding at Sept. 30, 2011	565	563
Additional paid-in capital	693,725	685,617
Treasury stock (at cost)

1,207,246 shares held at cost at Jun. 30, 2012;
477,097 shares held at cost at Sept. 30, 2011	(52,481)	(19,749)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	402,735	303,639
Accumulated other comprehensive income/(loss)	(40,562)	11,309

Total Sirona Dental Systems, Inc. shareholders’ equity	954,879	932,276

Noncontrolling interests	2,834	3,644

Total shareholders’ equity	957,713	935,920

Total liabilities and shareholders’ equity	$1,413,469	$1,726,128

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended June 30,
	2012	2011
	$’000s

Cash flows from operating activities
Net income	$100,754	$109,636

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	58,107	59,839
Loss on derivative instruments	186	1,162
Loss/(gain) on foreign currency transactions	6,255	(8,532)
Deferred income taxes	(11,079)	(9,143)
Amortization of debt issuance cost	491	895
Share-based compensation expense	6,375	7,241

Changes in assets and liabilities
Accounts receivable	(25,939)	(27,953)
Inventories	(1,503)	(13,801)
Prepaid expenses and other current assets	3,528	10,042
Restricted cash	646	20
Other non-current assets	(252)	(243)
Trade accounts payable	(6,239)	1,171
Accrued liabilities and deferred income	(14,928)	(19,478)
Other non-current liabilities	818	712
Income taxes receivable	1,167	(5,518)
Income taxes payable	5,631	(604)

Net cash provided by operating activities	124,018	105,446

Cash flows from investing activities
Investment in property, plant and equipment	(29,675)	(37,097)
Prepayments for other assets	(4,612)	—
Purchase of intangible assets	(82)	(247)
Purchase of long-term investments	(48)	(95)
Acquisition of business, net of cash acquired	—	(20,840)

Net cash used in investing activities	(34,417)	(58,279)

	Nine months ended June 30,
	2012	2011
	$’000s

Cash flows from financing activities
Repayments of short-term and long-term debt	(433,093)	—
Proceeds from borrowings	141,297	—
Purchase of treasury stock	(32,732)	—
Debt issuance cost	(2,765)	—
Dividend distributions to noncontrolling interest	(1,698)	(487)
Common shares issued under share based compensation plans	1,744	10,365
Tax effect of common shares issued under share based compensation plans	(1,067)	8,283

Net cash (used in)/provided by financing activities	(328,314)	18,161

Change in cash and cash equivalents	(238,713)	65,328
Effect of exchange rate change on cash and cash equivalents	(2,546)	14,108
Cash and cash equivalents at beginning of period	345,859	251,767

Cash and cash equivalents at end of period	$104,600	$331,203

Supplemental information
Interest paid	$2,005	$3,114
Interest capitalized	203	376
Income taxes paid	32,460	37,291

Acquisition of business
Current assets	$—	$201
Non-current assets	—	47,277
Current liabilities	—	(269)
Non-current liabilities	—	(16,156)

	—	31,053
Cash paid	—	(20,898)

Fair value of liabilities incurred	$—	$10,155

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures (unaudited)

	Three months ended June 30, 2012
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$30,298	$0.53
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$11,537	$2,654	$8,883
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	3,153	725	2,428
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	4,822	1,109	3,713

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$45,322	$0.80

	Three months ended June 30, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$36,331	$0.63
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13,693	$3,012	$10,681
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(1,248)	(275)	(973)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(1,618)	(356)	(1,262)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$44,776	$0.78

	Nine months ended June 30, 2012
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$99,096	$1.74
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$35,203	$8,097	$27,106
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	3,914	900	3,014
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	5,866	1,349	4,517

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$133,733	$2.35

	Nine months ended June 30, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$108,035	$1.89
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$40,031	$8,807	$31,224
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(3,718)	(818)	(2,900)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(4,619)	(1,016)	(3,603)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$132,756	$2.32

*	tax impact calculated using estimated effective tax rate of 23% for first six months of FY12 and 22% for first six months of FY11

Non-GAAP Adjusted Operating Income (unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2012	2011	2012	2011
	$ ‘000s		$ ‘000s

GAAP operating income	$45,918	$46,389	$140,346	$135,912

Adjustments
Amortization expense	11,869	14,055	36,206	41,067

Non-GAAP adjusted operating income	$57,787	$60,444	$176,552	$176,979

FORWARD-LOOKING

Non-GAAP Adjusted Operating Income (unaudited)

	Year Ending September 30, 2012
	Low Range	High Range
	$ millions

GAAP operating income guidance	$180.0	$184.0
Adjustments
Amortization expense	48.0	48.0

Non-GAAP adjusted operating income guidance	$228.0	$232.0

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee, unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans and any related tax effects. In addition, we supplement our business outlook by using non-GAAP adjusted operating income, which excludes amortization. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain non-cash charges related to currency revaluation that do not reflect our period-to-period operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rate for the three and nine months ended June 30, 2012, was $1.28513 and $1.31527, respectively and varied from $1.25378 to $1.37045. For the three and nine months ended June 30, 2011, an average exchange rate converting Euro denominated revenues into U.S. Dollars of $1.43894 and $1.38876, respectively, was applied.

Our forecasted 2012 constant currency net revenue guidance excludes the impact of foreign exchange. We are unable to reconcile our projected 2012 constant currency net revenue growth to our full-year projected 2012 net revenue growth because we are unable to predict the 2012 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.